                                                                  EXHIBIT 4.1


                     CERTIFICATE OF AMENDMENT

                              OF THE

                   CERTIFICATE OF INCORPORATION

                                OF

                           PSINet INC.


        Under Section 805 of the Business Corporation Law



     The undersigned, being the President and Assistant Secretary of PSINet Inc. (the "Corporation"), respectively, in order to amend the Corporation's Certificate of Incorporation, do hereby certify that:

     FIRST:  The name of the Corporation is PSINet Inc.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on October 21, 1988 under the name Graphic Specialty Finishers, Inc.

     THIRD: The Certificate of Incorporation is hereby amended to effect the following amendments authorized by the Business Corporation Law:

          (a) To amend Paragraph FOURTH, relating to the aggregate number of shares which the Corporation shall have authority to issue, to add a provision stating the number, designation, relative rights, preferences and limitations of a new series of Preferred Stock, as fixed by the Board of Directors of the Corporation, which shall be designated as Series B 8% Convertible Preferred Stock, par value $.01 per share, and to set forth in full the text of such provision; and

          (b) To amend Paragraph SEVENTH regarding the address for service of process.


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                                -2-


     FOURTH:  To effect the foregoing:

          (a) Paragraph FOURTH is hereby amended to add the following at the end of such Paragraph FOURTH:

Series B 8% Convertible Preferred Stock

     The Corporation is hereby authorized to establish a series of Preferred Stock of the Corporation of the designation and number of shares, and having the relative rights, preferences and limitations thereof (in addition to the provisions set forth in this Certificate of Incorporation which are applicable to all classes and series of Preferred Stock) as set forth in the following Sections 1 through 9 and in Exhibit A attached hereto and made a part hereof.

     Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series B 8% Convertible Preferred Stock (the "Series B Preferred Stock"), and the number of shares so designated shall be 675,142 (which shall not be subject to increase without the prior approval of the holders (each holder of shares of Series B Preferred Stock, a "Holder" and together with all other Holders, the "Holders") of 66 2/3% of the shares of Series B Preferred Stock then outstanding). Each share of Series B Preferred Stock shall have a par value of $.01 per share and a stated value
of $50.00 per share (the "Stated Value").   Of the designated shares of
Series B Preferred Stock, 600,000 shares are being issued initially and 75,142 shares are being authorized for payment of dividends in shares of Series B Preferred Stock when, as and if declared by the Board of Directors. As used in this Section 1 and the immediately following Sections 2 through 9, all references to a "Section" or "Sections" shall be to any one or more of this Section 1 and such Sections 2 through 9, as appropriate, and not to any other provision of this Certificate of Incorporation.

     Section 2.  Dividends.

     (a)       (i)   Holders shall be entitled to receive, when, as and if
declared by the Board of Directors out of funds legally available therefor, and the Corporation shall, to the extent funds are legally available therefor, pay on each Dividend Payment Date, in arrears, cumulative dividends on the Series B Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to 8% per annum (subject to adjustment as provided in Section 2(d)), payable in cash or shares of Series B Preferred Stock, or any combination thereof, at (subject to the terms and conditions
set forth herein) the option of the Corporation.   Dividends on the Series B
Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing the Original Issue Date, and

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                               -3-

shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The party that holds of record the Series B Preferred Stock on the record date for the applicable Dividend Payment Date for any dividend payment will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable Dividend Payment Date. Except as otherwise provided in this Certificate of Incorporation or as required by law, if at any time the Corporation pays a portion of but less than the total amount of dividends then accrued on account of the Series B Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder. In order for the Corporation to exercise its right to pay dividends in shares of Series B Preferred Stock on a Dividend Payment Date, the Corporation shall, no less than thirty (30) days prior to the Dividend Payment Date, provide each Holder notice ("Series B Preferred Stock Dividend Notice") of its intention to pay dividends in shares of Series B Preferred Stock. If the Corporation elects to pay dividends in shares of Series B Preferred Stock, then the number of shares of Series B Preferred Stock issuable with respect to each share of Series B Preferred Stock outstanding on the record date for payment of such dividend shall be equal to (i) a number which is the Conversion Price at such time divided by the Stated Value of a share of Series B Preferred Stock multiplied by (ii)(a) the aggregate dollar amount of dividends then payable in respect of such share, divided by (b) the Five Day Average Market Price at the applicable Dividend Payment Date. The Corporation shall, at its option, have the right to redeem all, but not less than all, of the shares of Series B Preferred Stock paid in the form of dividends pursuant to this Section 2(a) (the "Dividend Shares") for $.01 per share with such redemption to be effective on the Trading Day following the payment of such dividend (the "Dividend Redemption Date"). If the Corporation does not desire to effect such a redemption, it shall give written notice (the "Dividend Non-Redemption Notice") to the Holders, at least five (5) days prior to the applicable Dividend Payment Date, of its intent not to redeem the Dividend Shares on such Dividend Payment Date. If the Corporation does not give a Dividend Non-Redemption Notice to the Holders by the time set forth in the preceding sentence, each Holder shall have the option, exercisable by failing to give a Non-Conversion Notice, as hereinafter defined, to convert on the applicable Dividend Payment Date, its Dividend Shares, with the Conversion Price being equal to the Conversion Price in effect on the applicable Dividend Payment Date and, notwithstanding any provision of this Certificate of Incorporation to the contrary, such Holder shall be deemed to have elected to so convert, effective on the Dividend Payment Date, if the Corporation does not actually receive written notice to the contrary (a "Non-Conversion Notice") prior to the Dividend Payment Date. To the extent that a Holder cannot convert Dividend Shares on such Dividend Payment Date as a result of the application of Section 5(a)(ii), and retains any of such Dividend Shares after the applicable Dividend

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                               -4-

Redemption Date, such retained shares shall not be redeemed, and shall remain outstanding, provided, however, that notwithstanding any other provision of this Certificate of Incorporation to the contrary and regardless of the then per share market value of the Common Stock (i) dividends shall, except as required by applicable law, cease to accrue on such shares and, except as required by law, such shares shall have no rights pursuant to Sections 3, 4 or 7 (other than, to the extent permitted by applicable law, Section 7(a)) and (ii) the Holder of such shares, or any transferee of the Holder, shall convert such shares into Common Stock within 120 days of such Dividend Payment Date at a Conversion Price equal to the Conversion Price on the applicable Dividend Payment Date; provided that if any such shares remain outstanding on the Business Day immediately following such 120th day, the
Corporation may redeem such shares for $.01 per share.   To the extent any
Dividend Shares are called for redemption pursuant to this Section 2(a) and the Holder thereof shall not have converted such shares prior to the applicable Dividend Redemption Date (other than by reason of Section 5(c)(ii)) and the Corporation shall have set aside funds for such redemption, such Dividend Shares to be so redeemed shall, for all purposes, no longer be deemed to be issued and outstanding on and after the applicable Dividend Redemption Date.

                    (ii) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, no dividends or distributions on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement, instrument or indenture of the Corporation relating to its indebtedness specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default or event of default thereunder; provided, however, that nothing contained in this Certificate of Incorporation shall be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends or distributions on shares of Series B Preferred Stock at any time, whether permitted by any of such agreements, instruments or indentures, or not.

     (b) Notwithstanding anything to the contrary contained in Section 2(a) above, the Corporation may not pay dividends on the Series B Preferred Stock in shares of Series B Preferred Stock (and, except as otherwise provided below, must deliver cash in respect thereof) if at the date of declaration of such dividend:

                    (i) (A) the number of shares of Series B Preferred Stock at the time reserved for issuance for the payment of such dividends in shares of Series B Preferred Stock on such Dividend Payment Date, together with the number of shares held as treasury stock, are insufficient to satisfy the Corporation's then existing obligations to issue shares of Series B Preferred Stock for the payment of such dividends in shares of

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                                  -5-

Series B Preferred Stock on such Dividend Payment Date or (B) the number of shares equal to the sum of (i) the number of shares of Common Stock at the time reserved for issuance for the conversion of shares of Series B Preferred Stock to be paid to Holders as dividends hereunder on such Dividend Payment Date, (ii) the number of authorized but unissued shares of Common Stock not reserved for any purpose, (iii) the number of shares of Common Stock at the time reserved for issuance for all other purposes and (iv) the number of shares held as treasury stock, is insufficient to satisfy the Corporation's then existing obligations to issue shares of Common Stock for all purposes (including the conversion of shares of Series B Preferred Stock paid to Holders as dividends hereunder on such Dividend Payment Date);

                    (ii) solely with respect to the applicable Holder, the shares of Common Stock issuable upon conversion of Series B Preferred Stock issued in payment of such dividends are not registered under the Securities Act of 1933, as amended (the "Securities Act"), for resale pursuant to an effective registration statement, or may not be sold by such Holder pursuant to an effective registration statement because the Corporation is not allowing sales to be made thereunder, that names the recipient of such dividend as a selling stockholder thereunder (unless such registration statement is not declared effective or such sales may not be made as a result of the actions of such recipient or such recipient has not requested in writing to be named therein as a selling stockholder on or prior to the date of the related Series B Preferred Stock Dividend Notice) and may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Corporation (which may be counsel employed by the Corporation);

                    (iii) the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock to be delivered in respect of such dividends are not designated for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or listed on The New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX");

                    (iv) solely with respect to the applicable Holder and to the extent permitted by applicable law, the Corporation shall have been notified in writing by a Holder that the conversion of such shares would result in (A) such Holder beneficially owning, in accordance with Rule 13d-3 promulgated under the Exchange Act (exclusive of any shares of Common Stock beneficially owned by such Holder otherwise than as a result of the issuance of Common Stock upon conversion of the Series B Preferred Stock owned by such Holder) more than 4.999% of the issued and outstanding shares of Common Stock and (B) if such Holder is subject to the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), such Holder owning or controlling more than 4.999% of the voting shares of the Corporation for purposes of
Section 4(c)(6) thereof and Regulation Y thereunder, unless, in the case of clause (A) above, the provisions of this Section 2(b)(iv)

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                                 -6-

shall have theretofore been waived (except as otherwise provided by applicable law, if the Holder provides to the Corporation the written notice described above in this paragraph, the Corporation shall not be obligated to deliver cash dividend payments in lieu of such payment in Series B Preferred Stock and, to the extent permitted by applicable law, such dividend shall not be payable until such time as the Holder delivers to the Corporation a written notice to so deliver such dividend shares); provided, however, that, the Corporation may continue to pay dividends on the Series B Preferred Stock in shares of Series B Preferred Stock to Holders who are not then restricted from receiving such Series B Preferred Stock pursuant to this Section 2(b)(iv);

                    (v)  the Corporation has failed to timely
satisfy its obligations with respect to any Conversion Notice and such failure shall be continuing as of such Dividend Payment
Date; or

                    (vi) the aggregate number of shares of Common Stock then held by the Holders of Series B Preferred Stock which were issued upon the conversion of shares of Series B Preferred Stock plus the number of shares of Common Stock issuable upon the conversion of any shares of Series B Preferred Stock held by such Holders which were received as dividends on Series B Preferred Stock, including in payment of the current dividend, exceeds 8,086,580 shares of Common Stock (as such amount may be adjusted to reflect the occurrence of any of the events described in Sections 5(c)(ii)(b), (c) and (d)).

     (c) So long as any Series B Preferred Stock shall remain outstanding, except for any payment which may be made in connection with the IXC Transaction, neither the Corporation nor any Subsidiary shall (i) redeem, purchase or otherwise acquire directly or indirectly any Junior Securities,
(ii) directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5(c)(ii) or 5(c)(iii) or a dividend or distribution or a distribution on securities issuable pursuant to any rights pursuant to the Rights Agreement dated as of May 8, 1996 between the Corporation and First Chicago Trust Company of New York, as the same may be amended from time to time) upon, nor shall any distribution (other than a dividend or distribution described in Section 5(c)(ii) or 5(c)(iii) or a distribution on securities issuable pursuant to any rights pursuant to the Rights Agreement dated as of May 8, 1996 between the Corporation and First Chicago Trust Company of New York, as the same may be amended from time to time) be made in respect of, any Junior Securities, or (iii) set aside any funds for or apply any funds to the purchase, redemption or acquisition (through a sinking fund or otherwise) of any Junior Securities (other than pursuant to the Rights Agreement dated as of May 8, 1996 between the Corporation and First Chicago Trust Company of New York, as the same may be amended from time to time). Notwithstanding the foregoing, during such period, the Corporation may redeem, purchase or otherwise acquire and set aside funds for and apply

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                               -7-

funds to the purchase, redemption or acquisition of Junior Securities (a) for up to an aggregate amount not to exceed, at any point in time the sum of: (i) $10,000,000 plus (ii) an amount equal to 100% of the aggregate net cash proceeds received by the Corporation after the date hereof from the issuance of Junior Securities or debt securities that have been converted into Junior Securities plus (iii) an amount equal to 50% of the Corporation's cumulative consolidated positive earnings before interest, taxes, depreciation and amortization as reported by the Corporation in respect of each fiscal quarter of the Corporation commencing with the fiscal quarter ending December 31, 1997 or (b) pursuant to Section 15.7 of the IRU Agreement, provided that immediately after giving effect to any such redemption, purchase, other acquisition or setting aside of funds for application to the purchase, redemption or other acquisition pursuant to such Section 15.7, the Corporation's consolidated shareholders' equity, as determined by the Corporation's Chief Financial Officer, shall not be less than $20,000,000.

     (d) Notwithstanding anything to the contrary contained in this Certificate of Incorporation, if the Common Stock issuable upon conversion of the Series B Preferred Stock shall not be freely tradable without restriction under the United States federal securities laws as a result of (A) the failure by the Corporation to file a registration statement under the Securities Act as required by the Registration Rights Agreement for 30 days after such registration statement is required to have been filed (a "Delayed Filing Event") or (B) the suspension by the Corporation of the effectiveness of, or the prohibition by the Corporation of sales of Common Stock by the Holders under, such registration statement pursuant to the terms of the Registration Rights Agreement for more than 180 days in any calendar year period (an "Excessive Blackout Event"), then the dividend payable hereunder shall, in the case of a Delayed Filing Event, increase by 100 basis points, and shall increase by an additional 50 basis points on the first day of each successive 30 day period until such registration statement is filed, provided, that in no event shall the dividend payable hereunder be increased by more than 200 basis points for such Delayed Filing Event and in the case of an Excessive Blackout Event be increased by 75 basis points, and shall increase by an additional 25 basis points on the 31st day of such Excessive Blackout Event; provided, that, once such registration statement is filed or such suspension or prohibition is lifted, as the case may be, the dividend payable hereunder shall revert back to 8% per annum.

     Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the requisite approval of the Holders of the Series B Preferred Stock then outstanding, (a) take any of the actions described in Section 7, or (b) enter into any agreement or arrangement with respect to any other action which requires the approval of the Holders of the Series B Preferred Stock then outstanding, unless conditioned upon receipt of the requisite approval of the Holders of the Series B Preferred Stock.

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                               -8-

     Section 4. Liquidation. Subject to applicable law, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts and amounts payable to holders of Parity Stock, if any, then, subject to applicable law, the entire assets to be distributed to the Holders and the holders of Parity Stock, if any, shall be distributed among the Holders and the holders of Parity Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Neither a transaction subject to the provisions of Section 6(a) nor a Subsidiary Merger, as defined in Section 6(a), shall be treated as a Liquidation, but rather shall be treated in accordance with Section 6(a). The Corporation shall mail written notice of any such Liquidation not less than 45 days prior to the payment date stated therein to each Holder.

     Section 5.  Conversion.

     (a)       (i)       Subject to Section 5(a)(iii), each share of Series B
Preferred Stock is convertible by the Holder thereof into shares of Common Stock (subject to adjustment as provided in this Section 5) at the Conversion Ratio at the option of the Holder at any time on or after the 130th day following the Original Issue Date, provided, however, that a Holder may convert its Series B Preferred Stock prior to such 130th day, in accordance with Section 6(a), during the pendency of a Merger Event (as defined in Section 6(a)). A Holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series B Preferred Stock to be converted to the Corporation, together with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Series B Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date on which the Holder delivers such Conversion Notice (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(i).
 Subject to Section 5(b) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Series B Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares of Series B Preferred Stock as have not been converted. Except as otherwise provided in this Certificate of Incorporation, on and after the effective date of conversion, the Holder entitled to receive Common Stock

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                               -9-

issuable upon such conversion shall be treated for all purposes as the record holder of the shares of Common Stock issuable upon conversion, and the Series B Preferred Stock so converted shall no longer be deemed to be issued and outstanding.

                    (ii) Notwithstanding anything contained in this Certificate of Incorporation apart from this Section 5(a)(ii) to the contrary, in no event shall a Holder be permitted to convert any shares of Series B Preferred Stock in excess of the number of such shares upon the conversion of which, exclusive of any shares of Common Stock beneficially owned by such Holder otherwise than as a result of the issuance of Common Stock upon conversion of the Series B Preferred Stock held of record by such Holder, the sum of (w) the number of shares of Common Stock beneficially owned by such Holder immediately prior to such conversion plus (x) the number of shares of Common Stock that would be issuable upon such conversion would equal 4.999% of the sum of (y) the number of shares of Common Stock then issued and outstanding plus (z) the number of shares of Common Stock that would be issuable upon such conversion. For purposes of the preceding sentence beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. Notwithstanding anything contained in this Certificate of Incorporation to the contrary and to the extent permitted by applicable law, in no event shall a Holder that is subject to the Bank Holding Company Act be permitted to convert any shares of Series B Preferred Stock in excess of the number of such shares upon the conversion of which the sum of (w) the number of shares of Common Stock owned or controlled by such Holder immediately prior to such conversion plus (x) the number of shares of Common Stock that would be issuable upon such conversion would equal 4.999% of the sum of (y) the number of shares of Common Stock then issued and outstanding plus (z) the number of shares of Common Stock that would be issuable upon such conversion. For purposes of the preceding sentence, ownership and control shall be determined in accordance with the Bank Holding Company Act and Regulation Y thereunder.
The determination of the number of shares of Series B Preferred Stock that are convertible at any time without exceeding any of the foregoing limitations that are applicable to a Holder shall be made by that Holder, and the submission of shares of Series B Preferred Stock for conversion shall be deemed to be such Holder's determination that such shares of Series B Preferred Stock are convertible without exceeding any such applicable limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. Except as otherwise required by law, this paragraph may be amended (i) in order to clarify an ambiguity or otherwise to give effect to the foregoing limitations, by the Board of Directors of the Corporation and the Holders of two-thirds (2/3) of the shares of Series B Preferred Stock then outstanding and (ii) for any other reason, with the further approval of the holders of a majority of the shares of Common Stock then outstanding, to the extent permitted by applicable law and subject to the rights and preferences of any securities ranking senior thereto or on parity therewith or, to the extent the holders thereof may have any approval rights with respect thereto, other preferred stock of the Corporation. The

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                               -10-

limitation imposed by the first sentence of this Section 5(a)(ii) may be waived by a Holder of Series B Preferred Stock as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Corporation, and the provisions of this Section 5(a)(ii) shall continue to apply until such 65th Day (or later, if stated in the notice of waiver).

                    (iii) Notwithstanding anything contained in this Certificate of Incorporation, in no event shall the Corporation be obligated to issue more than an aggregate of 8,086,580 shares of Common Stock (as such amount may be adjusted to reflect the occurrence of any of the events described in Sections 5(c)(ii)(b), (c) and (d)) upon conversion of the Series B Preferred Stock (such amount being equal to 19.999% of the outstanding Common Stock on the Original Issue Date), and in no event shall the Corporation be obligated to issue more than an aggregate of 11.9776 shares of Common Stock upon conversion of each share of Series B Preferred Stock (the "Maximum Conversion Ratio"), provided, however, that the Maximum Conversion Ratio shall be adjusted to reflect the occurrence of any of the events described in Sections 5(c)(ii)(b), (c) and (d). On or after the third anniversary of the Original Issue Date, if the Corporation has issued to the Holders the maximum number of shares of Common Stock permitted pursuant to this Section 5(a)(iii), then the Corporation shall, at its option, have the right to redeem the then outstanding shares of Series B Preferred Stock for $.01 per share. If the Corporation does determine to so redeem the then outstanding Series B Preferred Stock as set forth above, then once the Corporation has set aside such funds for such redemption the then outstanding Series B Preferred Stock to be so redeemed shall, for all purposes, no longer be deemed to be issued and outstanding on and after the date fixed for redemption.

                    (iv) In the case of a Merger Event (as defined in Section 6(a)) (other than solely a Cash Event (as defined in Section 6(a)) where the Corporation does not deliver a Merger Event Redemption Notice pursuant to Section 6(a), the Holders (1) shall be issued shares of convertible preferred stock or, to the extent possible and to the extent permitted by applicable law, at the Corporation's option, convertible debentures of the entity with which such Merger Event takes place, which newly issued convertible security shall, to the extent possible and to the extent permitted by applicable law, have terms substantially similar in all material respects to the terms of the Series B Preferred Stock (including with respect to conversion and registration) and shall, to the extent possible and to the extent permitted by applicable law, be entitled to all of the rights and privileges of a Holder of Series B Preferred Stock set forth in this Certificate of Incorporation, the Registration Rights Agreement and the Purchase Agreement (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock or other securities issuable upon conversion of such convertible security), and (2) simultaneously with such issuance of the convertible security, shall have the right to convert such convertible security only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of

Common Stock upon the effectiveness of such Merger Event, provided, that the conversion price for such newly issued convertible security shall be based upon the amount of securities, cash or property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effective or closing date for such transaction and the Conversion Price stated herein and the terms of any such consolidation, merger, sale, transfer or other disposition shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(a)(iv) upon any conversion or redemption following such consolidation, merger, sale, transfer or other disposition.
In the case of solely a Cash Event where the Corporation does not deliver a Merger Event Redemption Notice pursuant to Section 6(a), the Conversion Price, at the option of each Holder, shall be adjusted so that it is equal to the cash price paid for each share of Common Stock in accordance with the terms of Section 6(a). Notwithstanding anything else contained in this Certificate of Incorporation, if the Corporation does not redeem the Series B Preferred Stock and the Conversion Price is adjusted pursuant to this Section 5(a)(iv), then such Conversion Price shall be further adjusted on any subsequent Reset Date to the lower of such adjusted Conversion Price and the Conversion Price which would have otherwise gone into effect on such subsequent Reset Date.

     (b) Not later than three (3) Business Days after a Conversion Date, the Corporation will deliver to the converting Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being issued upon the conversion of shares of Series B Preferred Stock, (ii) one or more certificates representing the number of shares of Series B Preferred Stock not converted, (iii) to the extent funds are legally available therefor, a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required hereunder to pay accrued dividends in cash) and
(iv) to the extent funds are legally available therefor, if the Corporation has elected and is permitted hereunder (notwithstanding any applicable notice period) to pay accrued dividends in shares of Series B Preferred Stock, and the record holders of the shares of Series B Preferred Stock with respect to which such dividends are paid did not deliver a Non-Conversion Notice to the Corporation prior to the Dividend Conversion Date with respect to such shares of Series B Preferred Stock paid as dividends, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement), representing such number of Shares of Common Stock are as issuable on account of accrued dividends determined in accordance with Section 2(a); provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock until certificates evidencing such shares of Series B Preferred Stock are either delivered for conversion to the Corporation or, if so directed by the Corporation, to any transfer agent for the Series B Preferred Stock or Common Stock, or the Holder of such Series B Preferred Stock certifies to the Corporation and, if required, any transfer agent for the Series B Preferred Stock that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Corporation and any such transfer agent to indemnify and hold harmless the Corporation and any such transfer agent from any loss incurred by it in connection therewith. The Corporation shall, upon request of the Holder, use its reasonable best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the close of business on the third Business Day after the Conversion Date, the Holder shall be entitled by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series B Preferred Stock tendered to it for conversion and thereupon shall no longer be treated as a record holder of the shares of Common Stock issuable upon conversion.

     (c)       (i)       The conversion price for each share of Series B
Preferred Stock (the "Conversion Price") on any Conversion Date shall be equal to 125% of the Five Day Average Market Price as of the Original Issue Date; provided, however, that (A) if on the first anniversary of the Original Issue Date (the "One Year Date") the Thirty Day Average Market Price of the Common Stock (the "One Year Reset Price") is less than the then effective Conversion Price, then on and after the One Year Date the Conversion Price shall be equal to the One Year Reset Price; and (B) if on the second anniversary of the Original Issue Date (the "Two Year Date") the Thirty Day Average Market Price of the Common Stock (the "Two Year Reset Price") is less than the then effective Conversion Price, then on and after the Two Year Date the Conversion Price shall be equal to the Two Year Reset Price; and (C) if on the third anniversary of the Original Issue Date (the "Three Year Date") the Thirty Day Average Market Price of the Common Stock (the "Three Year Reset Price") is less than the then effective Conversion Price, then on and after the Three Year Date the Conversion Price shall be equal to 95% of the Three Year Reset Price. The Conversion Price determined in accordance with this Section 5(c)(i) shall be subject to further adjustment as set forth in Sections 5(c)(ii) and (iii) and Section 6. Notwithstanding the foregoing, to the extent that a Holder converts such Holder's Series B Preferred Stock and at the time of such conversion the Corporation has not paid all accrued but unpaid dividends (whether such dividends were to have been paid in cash or in shares of Series B Preferred Stock), then at the time of such conversion the Conversion Price for such Series B Preferred Stock shall be adjusted so that the total amount of Common Stock received upon conversion is equal to the amount of Common Stock that would have been received in respect of such Series B Preferred Stock immediately prior to such adjustment plus an amount of Common Stock equal in value to the Common Stock which would have been issuable upon conversion of any Series B Preferred Stock which, on the date of conversion, would have been issuable in payment of accrued but unpaid dividends (whether such dividends were to have been paid in cash or in shares of Series B Preferred Stock) in respect of such Series B Preferred Stock, and thereupon the Corporation shall have no further obligation with respect to such dividends.

                    (ii) If the Corporation, at any time while any shares of Series B Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the foregoing, in no event shall the Conversion Price be adjusted by reason of the issuance or exercise of any rights pursuant to the Rights Agreement dated as of May 8, 1996 between the Corporation and First Chicago Trust Company of New York, as the same may be amended from time to time, or any dividends or distributions or distributions on securities issuable pursuant to such rights.

                    (iii) If the Corporation, at any time while shares of Series B Preferred Stock are outstanding, shall distribute to all holders of Common Stock as a class (and not to Holders) evidences of its indebtedness or assets, then in each such case the Conversion Price at which each share of Series B Preferred Stock shall thereafter be convertible shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the denominator of which shall be the Five Day Average Market Price of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Five Day Average Market Price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or the value of such evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the Corporation and reasonably acceptable to the Holders of a majority in interest of the shares of Series B Preferred Stock then outstanding. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (iv) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                    (v) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(i) or (ii), the Corporation shall promptly give notice to each Holder, which notice shall set forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment.

                    (vi)      If:

                              A. the Corporation shall declare dividend (or any other distribution) on its Common Stock; or

                              B.  the Corporation shall declare a special
                                  nonrecurring cash dividend on its Common
                                  Stock; or

                              C.  the Corporation shall authorize the
                                  granting to all holders of the Common
                                  Stock, as a class, rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                              D.  the approval of any stockholders of the
                                  Corporation shall be required in connection with any reclassification of the Common Stock of the Corporation, any consolidation or merger to which the Corporation is a party (other than any merger of the Corporation into a subsidiary of the Corporation in connection with the IXC Transaction), any sale or transfer of all or substantially all of the assets of the Corporation; or

                              E.  the Corporation shall authorize the
                                  voluntary or involuntary dissolution,
                                  liquidation or winding up of the affairs of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion and transfer of Series B Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale or transfer is expected by the Corporation to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale or transfer; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Except as required by applicable law, no such notice shall be required in connection with any matter relating to the IXC Transaction.

     (d) If at any time conditions shall arise by reason of action taken by the Corporation which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which would materially and adversely affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Corporation's capital stock) or if at any time any such conditions are expected by the Corporation to arise by reason of any action contemplated by the Corporation, the Corporation shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the Corporation and reasonably acceptable to the Holders of a majority in interest of the Series B Preferred Stock then outstanding, shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series B Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders. To the extent permitted by applicable law and stock exchange or Nasdaq rules, the Corporation shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

     (e) The Corporation will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than the number of shares of Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Series B Preferred Stock assuming the payment of all future dividends in shares of Series B Preferred Stock in accordance with the terms hereof. All shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued and fully paid, and nonassessable subject to Section 630 of the New York Business Corporation Law. At such time as the Corporation would be, if a notice of conversion were to be delivered on such date, precluded from converting the then outstanding Series B Preferred Stock by reason of an insufficient number of authorized shares of Common Stock then being authorized for issuance, the Corporation shall promptly prepare and mail to the shareholders of the Corporation proxy materials requesting authorization to amend the Corporation's Certificate of Incorporation to increase the number of shares of Common Stock which the Corporation is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Series B Preferred Stock) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan and (iii) the number of Underlying Shares as would then be issuable upon a conversion in full of the Series B Preferred Stock assuming the payment of all future dividends in shares of Series B Preferred Stock in accordance with the terms hereof. In connection therewith, the Corporation shall use reasonable efforts to cause its Board of Directors to (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its reasonable best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials to the shareholders relating to such meeting) and (c) within 5 Trading Days of obtaining such shareholder authorization, file an appropriate amendment to the Corporation's certificate of incorporation to evidence such increase.

     (f) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may, to the extent permitted by applicable law, make a cash payment in respect of any final fraction of a share based on the Five Day Average Market Price at the applicable Conversion Date.

     (g) The issuance of certificates for shares of Common Stock on conversion of Series B Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (h) Shares of Series B Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

     (i) Except as may be otherwise required by applicable law, any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Corporation, with a copy to the Corporation's General Counsel (provided that the failure to send a copy of such notice to the Corporation's General Counsel shall not affect the validity of such notice), at the facsimile telephone number or address of the principal place of business of the Corporation as set forth in the Purchase Agreement, or at such other facsimile number or address as the Corporation may notify the Holders from time to time. Except as otherwise specifically provided herein, any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be delivered in accordance with the provisions of
Section 5.3 of the Purchase Agreement and deemed given on the date or time provided therein.

     Section 6.     Optional Redemptions.

     (a) In case of any consolidation or merger of the Corporation with or into another Person pursuant to which the Corporation will not be the surviving entity (other than any merger of the Corporation into a subsidiary of the Corporation where the holders of Voting Securities of the Corporation immediately prior to such merger own at least 50% of the Voting Securities of the subsidiary of the Corporation immediately subsequent to such merger (a "Subsidiary Merger")) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation pursuant to which the Common Stock is converted into other securities or property (a "Stock Event"), or any consolidation or merger of the Corporation with or into another Person pursuant to which the Corporation will not be the surviving entity (other than any Subsidiary Merger), or any sale, transfer or other disposition of all or substantially all of the assets of the Corporation pursuant to which the Common Stock is converted into the right to receive cash (a "Cash Event" and together with a Stock Event, or any combination thereof, a "Merger Event"), then the Corporation shall, at its option, have the right to redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock for $.01 per share with such redemption to be effective immediately prior to the effective time of the Merger Event (the "Merger Event Redemption Time"). If the Corporation desires to effect such a redemption it shall give written notice (the "Merger Event Redemption Notice") to the Holders of its intent to redeem the Series B Preferred Stock at least thirty (30) days prior to the Merger Event Redemption Time and each Holder shall have the option to convert its shares of Series B Preferred Stock at any time from the date of the Merger Event Redemption Notice to a time immediately prior to the Merger Event Redemption Time with the Conversion Price, at the option of each Holder, being equal to (A) the Conversion Price in effect on the date of the Merger Event Redemption Notice or (B) the price equal to the consideration to be paid for each share of Common Stock pursuant to the Merger Event, provided, that if a Holder shall elect to convert using the price set forth in (B) above, such Holder shall, upon such conversion, receive, if subsequent to the Original Issue Date but prior to the One Year Date, 110%, if subsequent to the One Year Date but prior to the Two Year Date, 105%, and if subsequent to the Two Year Date, 100%, of the number of shares of Common Stock that it otherwise would have received upon such conversion. To the extent that a Holder cannot convert shares of Series B Preferred Stock as a result of the application of Section 5(a)(ii), and retains shares of Series B Preferred Stock at the Merger Event Redemption Time, such retained shares shall not be redeemed, shall remain outstanding and shall be converted into such number of shares of stock and such amount of other securities, cash and property receivable by holdders of Common Stock upon the effectiveness of such Merger Event as such Holder would have been entitled to receive if such Holder had converted such Series B Preferred Stock immediately prior to the time of the effectiveness of the Merger Event Redemption Time. To the extent any shares of Series B Preferred Stock are called for redemption pursuant to this Section 6(a) and the Holder thereof shall not have converted such shares prior to the Merger Event Redemption Time (other than by reason of Section 5(c)(ii)) and the Corporation shall have set aside funds for such redemption, such Series B Preferred Stock to be so redeemed shall, for all purposes, no longer be deemed to be issued and outstanding on and after the Merger Event Redemption Time.

     (b) If at any time (the "225% Date") after the 180th day after the Original Issue Date (A) the Per Share Market Value for at least 30 consecutive Trading Days (provided, however, that, for purposes of such calculation, at the option of the Corporation, any day during such 30 Trading Day period on which a Holder sets the last closing bid price on the Common Stock shall not be used in such calculation, in which case the first Trading Day preceding such 30 Trading Day period on which no Holder set the last closing bid price on the Common Stock shall be used for determining such calculation) is greater than 225% of the lesser of
(1) the then effective Conversion Price and (2) the Five Day Average Market Price as of the Original Issue Date (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and similar events), and (B) the average daily trading volume of the Common Stock on the Nasdaq National Market (or such other national securities market on which the shares of Common Stock are listed or quoted) for such 30 consecutive Trading Days exceeds 100,000 shares (as adjusted for stock splits, reverse stock splits, stock dividends recapitalizations and similar events), then the Corporation shall, at its option, have the right to redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock for $.01 per share. If the Corporation elects to effect such a redemption it shall, within fifteen (15) days after the 225% Date, give written notice (the "225% Redemption Notice") to the Holders of its intent to redeem the Series B Preferred Stock on the date which is thirty (30) days subsequent to the date of the 225% Redemption Notice (the "225% Redemption Date"), and each Holder shall have the option to convert its shares of Series B Preferred Stock at any time from the date of the 225% Redemption Notice to a time immediately prior to the 225% Redemption Date with the Conversion Price being equal to the Conversion Price in effect on the date of the 225% Redemption Notice; provided, however, that no such redemption shall be permitted unless at the time of the delivery of the 225% Redemption Notice and on the 225% Redemption Date, (a) the shares of Common Stock which would be issuable upon conversion of the Series B Preferred Stock are designated for quotation or listed for trading on the Nasdaq National Market, the Nasdaq Small Cap Market, the NYSE or the AMEX, (b) the Corporation has duly reserved for issuance the shares of Common Stock which would be issuable upon such conversion, and (c) the Common Stock to be issued upon such conversion is freely tradable under a registration statement effective under the Securities Act or under Rule 144(k) under the Securities Act; provided, however, that if such Common Stock is not so freely tradable on the 225% Redemption Date due solely to the last paragraph of Section 3 of the Registration Rights Agreement, then the Corporation shall have 60 days from the 225% Redemption Date (as specified in the 225% Redemption Notice) to cause such Common Stock to be freely tradable and, if the conditions of (a) and (b) above remain satisfied, the 225% Redemption Date shall be postponed to the date immediately following the first Trading Day within such 60 day period on which such Common Stock becomes freely tradable. If no such date occurs at or prior to the end of such 60 day period, then such 225% Redemption Notice shall be void and of no effect. Each 225% Redemption Notice under this Section shall specify the 225% Redemption Date. To the extent that a Holder cannot convert shares of Series B Preferred Stock, and retains shares of Series B Preferred Stock after the 225% Redemption Date, as a result of the application of Section 5(a)(ii), such retained shares shall not be redeemed, and shall remain outstanding, provided, however, that notwithstanding any other provision of this

Certificate of Incorporation to the contrary and regardless of the then per share market value of the Common Stock (i) dividends shall, except as required by applicable law, cease to accrue on such shares and, except as required by law, such shares shall have no rights pursuant to Sections 3, 4 or 7 (other than, to the extent permitted by applicable law, Section 7(a)) and (ii) the Holder of such shares, or any transferee of the Holder, shall convert such shares into Common Stock within 120 days of the 225% Redemption Date at a Conversion Price equal to the Conversion Price on the date of the 225% Redemption Notice; provided that if any such shares remain outstanding on the Business Day immediately following such 120th day, the Corporation may
redeem such shares for $.01 per share.    To the extent any shares of Series
B Preferred Stock are called for redemption pursuant to this Section 6(b) and the Holder thereof shall not have converted such shares prior to the 225% Redemption Date (other than by reason of Section 5(c)(ii)) and the Corporation shall have set aside funds for such redemption, such Series B Preferred Stock to be so redeemed shall, for all purposes, no longer be deemed to be issued and outstanding on and after the 225% Redemption Date.

     (c) Commencing on the third anniversary of the Original Issue Date (the "Third Anniversary Date"), the Corporation shall, at its option, have the right to redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock for $.01 per share. If the Corporation desires to effect such a redemption it shall, within five (5) days following the Third Anniversary Date give written notice (the "Third Anniversary Redemption Notice") to the Holders of its intent to redeem the Series B Preferred Stock on the date which is thirty (30) days subsequent to the date of the Third Anniversary Redemption Notice (the "Third Anniversary Redemption Date"), and each Holder shall have the option to convert its shares of Series B Preferred Stock at any time from the date of the Third Anniversary Redemption Notice to a time immediately prior to the Third Anniversary Redemption Date with the Conversion Price being equal to the Conversion Price in effect on the date of the Third Anniversary Redemption Notice. To the extent that a Holder cannot convert shares of Series B Preferred Stock, and retains shares of Series B Preferred Stock after the Third Anniversary Redemption Date, as a result of the application of Section 5(a)(ii), such retained shares shall not be redeemed, and shall remain outstanding, provided, however, that notwithstanding any other provision of this Certificate of Incorporation to the contrary and regardless of the then per share market value of the Common Stock (i) dividends shall, except as required by applicable law, cease to accrue on such shares and, except as required by law, such shares shall have no rights pursuant to Sections 3, 4 or 7 (other than, to the extent permitted by applicable law, Section 7(a)) and (ii) the Holder of such shares, or any transferee of the Holder, shall convert such shares into Common Stock within 120 days of the Third Anniversary Redemption Date at a Conversion Price equal to the Conversion Price on the date of the Third Anniversary Redemption Notice; provided that if any such shares remain outstanding on the Business Day immediately following such 120th day, the Corporation may redeem such
shares for $.01 per share.   To the extent any shares of Series B Preferred
Stock are called for redemption pursuant to this Section 6(c) and the

Holder thereof shall not have converted such shares prior to the Third Anniversary Redemption Date (other than by reason of Section 5(c)(ii)) and the Corporation shall have set aside funds for such redemption, such Series B Preferred Stock to be so redeemed shall, for all purposes, no longer be deemed to be issued and outstanding on and after the Third Anniversary Redemption Date.

     (d) If at any time after the Original Issue Date the Conversion Price is equal to or less than the Threshold Price, then the Corporation shall have the option, to the extent funds are legally available therefor, to elect (a "Cash Redemption Election") to redeem any shares of Series B Preferred Stock in lieu of issuing Common Stock upon any conversion of the Series B Preferred Stock. The Corporation shall notify the Holders of any Cash Redemption Election, and such Cash Redemption Election shall be applicable to any conversion of Series B Preferred Stock the Conversion Date of which is after the date of such notice and prior to the effective date of any termination or revocation of such Cash Redemption Election. A Cash Redemption Election shall terminate if, at any time, during such Cash Redemption Election period the Corporation shall not have adequate funds legally available therefor.
The Corporation shall give notice of such termination of the Cash Redemption Election to each Holder of the Series B Preferred Stock as soon as practicable prior to or following such termination. The Corporation may revoke a Cash Redemption Election at any time during any Cash Redemption Election period upon one Trading Day's notice to each Holder of the Series B Preferred Stock. During the period in which any Cash Redemption Election is effective, if any Holder tenders shares of Series B Preferred Stock for conversion, whether pursuant to Section 5(a), Section 6(a), Section 6(b),
Section 6(c) or otherwise, the Corporation shall redeem each share of the Series B Preferred Stock tendered in lieu of delivering the shares of Common Stock that otherwise would have been issued on such conversion for a redemption price equal to the Five Day Average Market Price of the Common Stock as at the applicable Conversion Date times the number of shares of Common Stock the Holder would be entitled to receive upon conversion (taking into account limitations imposed pursuant to Section 5(a)(iii) hereof). Such amount shall be payable in immediately available funds within three Trading Days after the applicable Conversion Date, and if such amount is not paid within such period the unpaid amount shall accrue interest at a rate equal to the Prime Rate plus 5% per annum (but in no event greater than 15% per annum) from the applicable Conversion Date until paid in full. For purposes of this
Section 6(d), the "Threshold Price" shall mean $5.00, adjusted proportionately to take into account any stock splits, stock dividends, reverse stock splits, recapitalizations or similar transactions taking place after the Original Issue Date. To the extent any shares of Series B Preferred Stock are redeemed pursuant to this Section 6(d), such Series B Preferred Stock so redeemed shall, for all purposes, no longer be deemed to be issued and outstanding.

     Section 7. Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, except as otherwise provided herein or by applicable law, the

Corporation shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock:

          (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock as a class, provided, however, that neither the designation, creation or issuance of Junior Stock or Parity Stock nor the IXC Transaction shall be deemed to affect adversely the Series B Preferred Stock as a class;

          (b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to redemption, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

          (c) increase the authorized number of shares of Series B Preferred Stock; or

          (d) issue any shares of Series B Preferred Stock other than pursuant to Section 2 of this Certificate of Incorporation or the Purchase Agreement.

     Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Business Day" means any day other than the following: Saturday, Sunday, any day which shall be a legal holiday in the State of New York and any day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Common Stock" means the common stock, $.01 par value per share, of the Corporation and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Conversion Date" shall have the meaning set forth in Section 5(a)(i).

     "Conversion Notice" shall have the meaning set forth in Section 5(a)(i).

     "Conversion Price" shall have the meaning set forth in Section 5(c)(i).

     "Conversion Ratio" with respect to a share of Series B Preferred Stock means, at any time, a fraction, the numerator of which is the Stated Value of such share and the denominator of which is the Conversion Price at such time.

     "Dividend Non-Redemption Notice" shall have the meaning set forth in
Section 2(a).

     "Dividend Payment Date" shall mean March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1997, and each Conversion Date.

     "Dividend Redemption Date" shall have the meaning set forth in Section
2(a).

     "Dividend Shares" shall have the meaning set forth in Section 2(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Five Day Average Market Price" as at any date shall mean the average Per Share Market Value for the five Trading Days immediately preceding but
not including such   date, provided, however, that, at the Corporation's
option, any Trading Day during such five Trading Day period on which a Holder sets the last closing bid price on the Common Stock shall not be used for determining the Five Day Average Market Price, in which case the first Trading Day preceding such five Trading Day period on which no Holder set the last closing bid price on the Common Stock shall be used for determining the Five Day Average Market Price.

     "IRU Agreement" means the Stock Purchase Agreement dated as of July 22, 1997 between the Corporation and IXC Internet Services, Inc., as the same may be amended from time to time, a copy of which, in relevant part, is available for inspection at the principal corporate office of the Corporation.

     "IXC Transaction" means the transactions contemplated by the IRU and Stock Purchase Agreement dated as of July 22, 1997 between the Corporation and IXC Internet Services, Inc., as the same may be amended from time to time, pursuant to terms substantially similar to the terms in effect on the Original Issue Date or as contemplated in the Purchase Agreement.

     "Junior Securities" means the Common Stock and all other equity securities of the Corporation, other than Series B Preferred Stock and Parity Stock.

     "Non-Conversion Notice" shall have the meaning set forth in Section 2(a).

     "Original Issue Date" means the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock.

     "Parity Stock" means any capital stock of the Corporation that ranks on parity with the Series B Preferred Stock as to the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation.

     "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed or quoted then on the Nasdaq National Market or any stock exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" bid quotes for the relevant day, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock on such date as determined by an Appraiser selected in good faith by the Corporation and reasonably acceptable to Holders of a majority in interest of the shares of the Series B Preferred Stock then outstanding.

     "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     "Prime Rate" means the rate of interest (expressed as an annual rate) publicly announced by the Fleet National Bank, at its main office, from time to time as its "prime rate" or if such institution shall not announce such rate, the generally accepted prime rate, each change in such a rate to take effect on the date of effective change of such prime rate.

     "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Corporation and the original Holders of the Series B Preferred Stock, a copy of which is available for inspection at the principal corporate office of the Corporation.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Corporation and the original Holders of Series B Preferred Stock, a copy of which is available for inspection at the principal corporate office of the Corporation.

     "Reset Date" means each of the One Year Date, the Two Year Date and the Three Year Date.

     "Series B Preferred Stock Dividend Notice" shall have the meaning set forth in Section 2(a).

     "Thirty Day Average Market Price" as at any date shall mean the average Per Share Market Value for the 30 Trading Days immediately preceding but not including such date, provided, however, that, at the Corporation's option, any Trading Day during such 30 Trading Day period on which a Holder sets the last closing bid price on the Common Stock shall not be used for determining the Thirty Day Average Market Price, in which case the first Trading Day preceding such 30 Trading Day period on which no Holder set the last closing bid price on the Common Stock shall be used for determining the Thirty Day Average Market Price.

     "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or other stock exchange or market on which the Common Stock is listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or any other national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

     "Underlying Shares" means the shares of Common Stock into which the shares of Series B Preferred Stock are convertible in accordance with the terms hereof.

     "Voting Securities" means "voting securities" as such term is defined in Rule 12b-2 under the Exchange Act.

     Section 9. Tax Withholding. Notwithstanding any provision hereof to the contrary, all payments, distributions or transfers in respect of Series B Preferred Stock shall be subject to such withholdings as may be required by applicable law.

     (b) Paragraph SEVENTH is hereby amended in its entirety to read as follows:

     SEVENTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against the

Corporation may be served; the post office address to which the Secretary of State shall mail a copy of any such process so served is:

          510 Huntmar Park Drive
          Herndon, Virginia  20170
          ATTN:  President

     FIFTH: No shares of the Corporation's Series A Junior Participating Preferred Stock have been issued as of the date hereof. The foregoing amendments to the Certificate of Incorporation were authorized by the affirmative vote of a majority of the members of the Board of Directors of the Corporation at a meeting duly called and held on November 2, 1997.

     IN WITNESS WHEREOF, we have made and subscribed this certificate and hereby affirm under the penalties of perjury that its contents are true this 6th day of November, 1997.

                       /s/ William L. Schrader
                     ---------------------------------------
                       William L. Schrader, President



                       /s/ Teresa Zajonczkoski
                     ---------------------------------------
                       Teresa Zajonczkoski, Assistant Secretary

                            EXHIBIT A

                       NOTICE OF CONVERSION
                    AT THE ELECTION OF HOLDER

(To be executed by the registered Holder in order to convert shares of Series B Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B 8% Convertible Series B Preferred Stock of PSINet Inc. (the "Corporation") indicated below, into the number of shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), indicated below, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in connection therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:



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Date to Effect Conversion


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Number of shares of Series B Preferred Stock to be Converted


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Number of shares of Common Stock to be Issued


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Applicable Conversion Price


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Signature


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Name

By:



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Address